EXHIBIT 10.10

AMENDMENT NO. 10 TO
LOAN AND SECURITY AGREEMENT

This Amendment No. 10 to Loan and Security Agreement (“Amendment”) is made and entered into as of March 5, 2009 by and between Electroglas, Inc., a Delaware corporation (“Borrower”) and  Comerica Bank (“Bank”).

Recitals

A.           Borrower and Bank have entered into that certain Loan and Security Agreement dated as of July 16, 2004, as amended by Amendment No. 1 to Loan and Security Agreement dated as of January 24, 2005, Amendment No. 2 to Loan and Security Agreement dated as of July 13, 2005, Amendment No. 3 to Loan and Security Agreement dated as of April 25, 2006, Amendment No. 4 to Loan and Security Agreement dated as of September 6, 2006, Amendment No. 5 to Loan and Security Agreement dated as of January 22, 2007, Amendment No. 6 to Loan and Security Agreement dated as of March 26, 2007, a Seventh Amendment to Loan and Security Agreement dated as of April 24, 2007, an Amendment No. 8 to Loan and Security Agreement dated as of June 27, 2008, and an Amendment No. 9 to Loan and Security Agreement dated as of December 8, 2008 (collectively, the “Loan Agreement”) pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

B.           Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C.           Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

D.           This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded, are hereinafter collectively referred to as the “Loan Documents.”

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

1. Definitions.  Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

2. Amendment.  The definition of “Obligations” contained in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Loan Document, and all amounts owed to Bank by Borrower in connection with automatic clearing house transactions, Letters of Credit, or corporate credit cards, in each case whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.
3. Availability to Borrow Under the Revolving Line and Corporate Credit Cards.  Notwithstanding anything to the contrary contained in the Loan Agreement and other Loan Documents, Borrower may not request (i) any Advances under the Revolving Line, (ii) any new Letters of Credit to be issued, or (iii) any new corporate credit cards from Bank or advances under such credit cards, provided that Borrower may request advances under any existing corporate credit cards up to $25,000 in the aggregate (the “Corporate Credit Card Advances”).  Bank’s commitment to make Advances, issue Letters of Credit or make advances under any corporate credit cards (except as set forth in the previous sentence) is hereby terminated.

4. Extension of Maturity of Existing Letters of Credit.  The maturity date of the following Letters of Credit is hereby extended to the dates set forth below:

Letter of Credit # 638864                                                                November 10, 2010
Letter of Credit # 599018                                                                July 15, 2010

5. Cash Collateralization of Obligations.  Borrower shall at all times maintain a money market account (Account Number 1892-62865-0) with Bank with a balance (the “Required Balance”) equal to or greater than the aggregate amount of the Obligations. Such money market account and all amounts held therein, together with all proceeds thereof, interest paid thereon, and substitutions therefor, and all accounts, securities, instruments, securities entitlements and financial assets arising out of any of the foregoing, are the “Cash Collateral”.  Without in any way limiting the grant of a security interest in the Collateral pursuant to the Loan Agreement, Borrower hereby grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Cash Collateral, to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Bank shall retain control over the Cash Collateral up to the Required Balance to secure the Obligations until such Obligations have been satisfied in full.  Borrower hereby authorizes Bank to place restrictions on Borrower’s ability to withdraw amounts from accounts holding the Cash Collateral in order to ensure that such Required Balance is maintained.  Borrower authorizes Bank to execute and/or file such documents, and take such actions, as Bank determines reasonable to perfect its security interest in the Cash Collateral.  Such security interest constitutes a valid, first priority security interest in the Cash Collateral, and will constitute a valid, first priority security interest in Cash Collateral acquired after the date hereof.  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Cash Collateral.    Notwithstanding termination of the Loan Agreement, Bank’s Lien on the Cash Collateral shall remain in effect for so long as any Obligations are outstanding. Failure to comply with this Section 5 shall constitute an immediate Event of Default.

EXHIBIT 10.10

6. Termination of Loan Agreement.  Subject to Section 13.7 of the Loan Agreement, upon payment in full of all outstanding Obligations (other than (i) contingent indemnification obligations and (ii) Obligations related to Letter of Credit # 638864, Letter of Credit # 599018, Corporate Credit Card Advances, and automatic clearing house transactions) under the Loan Agreement and under the other Loan Documents, the Loan Agreement and the other Loan Documents (other than Loan Documents relating specifically to such Letters of Credit, the Corporate Credit Card Advances, and automatic clearing house transactions, including without limitation, Sections 2, 3, 4, and 5 hereof) shall terminate without further act and Bank will, at Borrower’s expense, execute and deliver such documents and take such other action as Borrower may reasonably request to evidence such termination and to release the Collateral (other than the Cash Collateral) from the Lien of the Loan Agreement and to release the Collateral (as defined in the Third Party Security Agreement) from the Lien of the Third Party Security Agreement dated as of March 26, 2007 (the “Third Party Security Agreement”) between Electroglas International, Inc. and Bank.

7. Ratification and Reaffirmation of Liens.  Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof, subject to Section 6 above.

8. Representations And Warranties.  Except as set forth on the Amendment to Schedule attached hereto, Borrower represents and warrants that its representations and warranties in the Loan Documents (as amended hereby) continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.  Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

9. Full Force And Effect; Entire Agreement.  Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.  This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.  Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

10. Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.  This Amendment is effective as of the date first above written; provided that, as a condition precedent to the effectiveness of this Amendment, (i) there shall have been no material adverse change in the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, no material impairment of the prospect of repayment of any portion of the Obligations owing to Bank, and no material impairment of the value or priority of the security interest in the Collateral and (ii) Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           the Acknowledgment of Amendment and Reaffirmation of Guaranty, executed by Electroglas International, Inc., a Delaware corporation (“Guarantor”);

(c)           payment of the fees and Bank Expenses then due specified in Section 2.5 of the Loan Agreement, as amended hereby; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

EXHIBIT 10.10

In Witness Whereof, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

Borrower:

Electroglas, Inc.
By:/s/ Thomas Brunton
Title: CFO

Bank:

Comerica Bank

By: /s/Robert Shutt
Title: SVP

EXHIBIT 10.10

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF

GUARANTY

SECTION 1.                                The undersigned (“Guarantor”) hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of that certain Amendment No. 10 to Loan and Security Agreement dated as of March 5, 2009 (the “Amendment”), between Electroglas, Inc., a Delaware corporation, as borrower (“Borrower”), and Comerica Bank, as lender (“Bank”).

SECTION 2.                                Guarantor hereby consents to the Amendment and reaffirms that its guaranty obligations under that certain Unconditional Guaranty dated as of March 26, 2007 executed by Guarantor in favor of Bank (the “Guaranty”)) shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith or therewith.  Guarantor further hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Third Party Security Agreement dated as of March 26, 2007 between Guarantor and Bank (the “Third Party Security Agreement”), as collateral security for the Guarantor Obligations (as defined in the Third Party Security Agreement), and acknowledges that all of such liens and security interests, and all Collateral (as defined in the Third Party Security Agreement) heretofore pledged as security for the Guarantor Obligations, continues to be and remains Collateral for the Guarantor Obligations from and after the date hereof, subject to Section 6 of the Amendment.

SECTION 3.                                Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties of Guarantor contained in the Guaranty and the Third Party Security Agreement are true, accurate and complete as if made on the date hereof.

Dated as of March 5, 2009.

Guarantor                                                                           Electroglas International, Inc.

By: /s/ Thomas Brunton
Its: CFO